Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

Record quarterly sales, earnings and margins in 1Q22
Sales of $479 million, up 27% versus prior year
Earnings Per Share of $2.15; Adjusted Earnings Per Share of $2.26, up 115% versus prior year
Cash Flow from Operations of $49 million, down $8 million versus prior year

Parsippany, N.J., May 6, 2022 - AdvanSix (NYSE: ASIX) today announced its financial results for the first quarter ending March 31, 2022. Overall, the Company generated record quarterly sales, earnings and margins reflecting strong execution and robust ammonium sulfate fertilizer performance.
First Quarter 2022 Summary
•Sales up approximately 27% versus prior year driven by 26% favorable impact of market-based pricing, 3% higher raw material pass-through pricing, and 2% contribution from acquisitions, partially offset by 4% lower volume
•Net Income of $63.1 million, an increase of $34.9 million versus the prior year
•Adjusted EBITDA of $103.2 million, an increase of $45.6 million versus the prior year
•Adjusted EBITDA Margin of 21.5%, up 620 bps versus the prior year
•Cash Flow from Operations of $49.2 million, a decrease of $7.9 million versus the prior year; 1Q21 results included an approximately $12.3 million cash tax refund related to the CARES Act
•Capital Expenditures of $21.0 million, an increase of $6.8 million versus the prior year
•Free Cash Flow of $28.1 million, a decrease of $14.8 million versus the prior year
•Repurchased 181,536 shares at an average share price of $38.61 for approximately $7 million
•Closed acquisition of U.S. Amines, a leading North American producer of high-value intermediates used in agrochemicals, pharmaceuticals and other applications

“AdvanSix delivered robust first quarter results to start 2022, delivering both sequential and year-over-year top and bottom line growth. Our collective organization contributed to achieving record sales, earnings and margins in the quarter reflecting the advantage of our diverse portfolio, as well as disciplined execution to serve our key customers and meet strong end market demand amid a tightened supply environment," said Erin Kane, president and CEO of AdvanSix. "We also continued to deploy capital to enhance shareholder value creation including the acquisition of U.S. Amines and return of cash in the form of our ongoing quarterly dividend as well as opportunistically repurchasing approximately $7 million of our stock. Across the board, it was a terrific start to the year as we sustain the momentum we've built."

Summary first quarter 2022 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	1Q 2022	1Q 2021
Sales	$479,073	$376,383
Net Income	63,073	28,131
Diluted Earnings Per Share	$2.15	$0.98
Adjusted Diluted Earnings Per Share (1)	$2.26	$1.05
Adjusted EBITDA (1)	103,163	57,585
Adjusted EBITDA Margin % (1)	21.5%	15.3%
Cash Flow from Operations	49,162	57,090
Free Cash Flow (1)(2)	28,143	42,913
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $479.1 million in the quarter increased approximately 27% versus the prior year. Market-based pricing was favorable by 26% compared to the prior year driven by higher pricing across our ammonium sulfate and nylon product lines. Raw material pass-through pricing was favorable by 3% following a net cost increase in benzene and propylene (inputs to cumene which is a key feedstock to our products). Acquisitions contributed approximately 2% to sales in the quarter. Sales volume decreased approximately 4% driven primarily by robust sales in the first quarter of 2021 as we reduced finished goods inventory in the prior year period to meet strong customer demand recovery.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	1Q 2022		1Q 2021
	Sales	% of Total	Sales	% of Total
Nylon	$118,609	25%	$83,789	22%
Caprolactam	70,005	15%	80,403	21%
Chemical Intermediates	135,690	28%	141,360	38%
Ammonium Sulfate	154,769	32%	70,831	19%
	$479,073	100%	$376,383	100%

Adjusted EBITDA of $103.2 million in the quarter increased $45.6 million versus the prior year primarily due to higher market-based pricing, net of increased raw material costs, particularly natural gas and sulfur, partially offset by higher utilities cost driven by natural gas prices, and lower sales volume. First quarter 2021 results also included an approximately $6.6 million unfavorable non-cash LIFO inventory reserve adjustment.

Adjusted earnings per share of $2.26 increased $1.21 versus the prior year driven primarily by the factors discussed above.

Cash flow from operations of $49.2 million in the quarter decreased $7.9 million versus the prior year primarily due to the unfavorable impact of changes in working capital and an approximately $12 million cash tax refund in the prior year period, partially offset by higher net income. Capital expenditures of $21.0 million in the quarter increased $6.8 million versus the prior year.

Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.125 per share on the Company's common stock, payable on May 31, 2022 to stockholders of record as of the close of business on May 17, 2022.

Outlook
•Targeting significant earnings growth in 2022 supported by advantages of integrated business model and expected robust ammonium sulfate fertilizer performance
•Expect continued healthy North America demand for nylon and chemical intermediates
•Successful integration of U.S. Amines expected to deliver year one earnings accretion
•Continue to expect Capital Expenditures to be $95 to $105 million in 2022
•Expect pre-tax income impact of planned plant turnarounds to be approximately $32 to $37 million in 2022

"Looking forward, we see healthy to strong demand across our end markets, and in particular a set of constructive industry factors in agriculture and nitrogen and sulfur fertilizers. While the macro environment remains dynamic on a number of fronts, our cost-advantaged asset base and diverse product portfolio continue to support our expectations for significant earnings growth and robust cash flow in 2022. This is an exciting time at AdvanSix and we are well positioned to deliver long-term shareholder returns as we drive superior operational excellence and differentiated product growth, progress our sustainability initiatives and maintain strong and disciplined capital stewardship,” concluded Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s first quarter 2022 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on May 6 until 12 noon ET on May 13 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 8043608.

About AdvanSix
AdvanSix plays a critical role in global supply chains, innovating and delivering essential products for our customers in a wide variety of end markets and applications that touch people’s lives, such as building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives and electronics. Our reliable and sustainable supply of quality products emerges from the integrated value chain of our five U.S.-based manufacturing facilities. AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, chemical intermediates, and plant nutrients, guided by our core values of Safety, Integrity, Accountability and Respect. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally, including the impact of the coronavirus (COVID-19) pandemic and any resurgences; the potential effects of inflationary pressures, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of the conflict between Russia and Ukraine; the scope, shape and pace of recovery of the pandemic; the severity and transmissibility of newly identified strains of COVID-19; governmental, business and individuals’ actions in response to the pandemic, including our business continuity and cash optimization plans that have been, and may in the future be, implemented; the impact of social and economic restrictions and other containment measures taken to combat virus transmission; the effect on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services, including as a result of travel and other COVID-19-related restrictions; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks and disruptions to our technology infrastructure; risks associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; cybersecurity, data privacy incidents and disruptions to our technology infrastructure; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$19,306	$15,100
Accounts and other receivables – net	223,541	179,087
Inventories – net	163,396	149,570
Other current assets	6,220	6,097
Total current assets	412,463	349,854

Property, plant and equipment – net	782,783	767,964
Operating lease right-of-use assets	132,567	136,207
Goodwill	57,863	17,592
Intangible assets	48,948	17,980
Other assets	22,497	22,402
Total assets	$1,457,121	$1,311,999

LIABILITIES
Current liabilities:
Accounts payable	$200,524	$211,511
Accrued liabilities	40,203	49,712
Income taxes payable	27,656	9,723
Operating lease liabilities – short-term	36,435	36,127
Deferred income and customer advances	2,434	2,749
Total current liabilities	307,252	309,822

Deferred income taxes	145,206	133,330
Operating lease liabilities – long-term	96,471	100,580
Line of credit – long-term	220,000	135,000
Postretirement benefit obligations	19,451	18,243
Other liabilities	10,350	13,834
Total liabilities	798,730	710,809

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 31,900,305 shares issued and 28,103,293 outstanding at March 31, 2022; 31,755,430 shares issued and 28,139,954 outstanding at December 31, 2021	319	318
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Treasury stock at par (3,797,012 shares at March 31, 2022; 3,615,476 shares at December 31, 2021)	(38)	(36)
Additional paid-in capital	193,321	195,931
Retained earnings	470,759	411,516
Accumulated other comprehensive loss	(5,970)	(6,539)
Total stockholders' equity	658,391	601,190
Total liabilities and stockholders' equity	$1,457,121	$1,311,999

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Sales	$479,073	$376,383

Costs, expenses and other:
Costs of goods sold	375,646	317,899
Selling, general and administrative expenses	21,210	19,308
Interest expense, net	563	1,544
Other non-operating (income) expense, net	(603)	230
Total costs, expenses and other	396,816	338,981

Income before taxes	82,257	37,402
Income tax expense	19,184	9,271
Net income	$63,073	$28,131

Earnings per common share
Basic	$2.24	$1.00
Diluted	$2.15	$0.98

Weighted average common shares outstanding
Basic	28,199,871	28,093,764
Diluted	29,371,051	28,741,066

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$63,073	$28,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,692	16,104
Loss on disposal of assets	359	84
Deferred income taxes	(519)	2,237
Stock-based compensation	3,374	2,363
Accretion of deferred financing fees	155	141
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	(28,402)	(13,170)
Inventories	(1,889)	38,986
Accounts payable	(8,029)	(13,781)
Income taxes payable	17,933	—
Accrued liabilities	(11,718)	912
Deferred income and customer advances	(315)	(6,803)
Other assets and liabilities	(1,552)	1,886
Net cash provided by operating activities	49,162	57,090

Cash flows from investing activities:
Expenditures for property, plant and equipment	(21,019)	(14,177)
Acquisition of business	(98,589)	(9,523)
Other investing activities	(296)	(231)
Net cash used for investing activities	(119,904)	(23,931)

Cash flows from financing activities:
Borrowings from line of credit	148,500	54,000
Payments of line of credit	(63,500)	(83,000)
Principal payments of finance leases	(237)	(199)
Dividend payments	(3,517)	—
Purchase of treasury stock	(7,012)	(443)
Issuance of common stock	714	1
Net cash provided by (used for) financing activities	74,948	(29,641)

Net change in cash and cash equivalents	4,206	3,518
Cash and cash equivalents at beginning of period	15,100	10,606
Cash and cash equivalents at the end of period	$19,306	$14,124

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable	$7,335	$2,965

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$49,162	$57,090
Expenditures for property, plant and equipment	(21,019)	(14,177)
Free cash flow (1)	$28,143	$42,913

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended March 31,
	2022	2021
Net income	$63,073	$28,131
Non-cash stock-based compensation	3,374	2,363
Non-recurring, unusual or extraordinary expenses	—	—
Non-cash amortization from acquisitions	201	44
One-time M&A costs	277	172
Benefit from income taxes relating to reconciling items	(556)	(408)
Adjusted Net Income	66,369	30,302
Interest expense, net	563	1,544
Income tax expense - adjusted	19,740	9,679
Depreciation and amortization - adjusted	16,491	16,060
Adjusted EBITDA	$103,163	$57,585

Sales	$479,073	$376,383

Adjusted EBITDA Margin (2)	21.5%	15.3%

(2) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended March 31,
	2022	2021
Net Income	$63,073	$28,131
Adjusted Net Income	66,369	30,302

Weighted-average number of common shares outstanding - basic	28,199,871	28,093,764
Dilutive effect of equity awards and other stock-based holdings	1,171,180	647,302
Weighted-average number of common shares outstanding - diluted	29,371,051	28,741,066

EPS - Basic	$2.24	$1.00
EPS - Diluted	$2.15	$0.98
Adjusted EPS - Basic	$2.35	$1.08
Adjusted EPS - Diluted	$2.26	$1.05

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (3)

	1Q	2Q	3Q	4Q	FY
2017	—	~$10	~$4	~$20	~$34
2018	~$2	~$10	~$30	—	~$42
2019	—	~$5	~$5	~$25	~$35
2020	~$2	~$7	~$20	~$2	~$31
2021	~$3	~$8	—	~$18	~$29
2022E	~$1	~$5	$26-31	—	$32-$37

(3) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.